Exhibit 16
                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of MONEY MARKET OBLIGATIONS TRUST and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE



/s/John F. Donahue            Chairman and Trustee           February 25, 1997
John F. Donahue                (Chief Executive Officer)

/s/J. Christopher Donahue     President and Trustee          February 25, 1997
J. Christopher Donahue



/s/John W. McGonigle       Treasurer, Executive          February 25, 1997
John W. McGonigle          Vice President and Secretary
                           (Principal Financial and
                           Accounting Officer)



/s/Thomas G. Bigley           Trustee           February 25, 1997
Thomas G. Bigley



/s/John T. Conroy, Jr.        Trustee           February 25, 1997
John T. Conroy, Jr.

/s/William J. Copeland        Trustee           February 25, 1997
William J. Copeland



/s/James E. Dowd              Trustee           February 25, 1997
James E. Dowd



/s/Lawrence D. Ellis, M.D.    Trustee           February 25, 1997
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.    Trustee           February 25, 1997
Edward L. Flaherty, Jr.



/s/Peter E. Madden            Trustee           February 25, 1997
Peter E. Madden



/s/Gregor F. Meyer            Trustee           February 25, 1997
Gregor F. Meyer



/s/John E. Murray, Jr.        Trustee           February 25, 1997
John E. Murray, Jr.



/s/Wesley W. Posvar           Trustee           February 25, 1997
Wesley W. Posvar

/s/Marjorie P. Smuts          Trustee           February 25, 1997
Marjorie P. Smuts




Sworn to and subscribed before me this 25th day of February, 1997




/s/Marie M. Hamm
Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Alleghny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Association of Notaries